PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Third Quarter 2008 Results

---Net Earnings of $1.71 million or $0.07 per share for Quarter---

Montreal, Quebec, November 5, 2008— Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the third quarter ended September 30, 2008. All references are in U.S. dollars.

Revenues for the third quarter ended September 30, 2008 were $79.56 million compared to $27.62 million for the third quarter ended September 30, 2007. Revenues for the third quarter ended September 30, 2008 consisted of revenues from both the WowWee segment and the Optimal Payments segment. The WowWee segment operates in an industry that is seasonal by nature and where a significant portion of revenues and corresponding cash flow are typically generated in the second half of the year. The revenues for the third quarter ended September 30, 2007 consisted of revenues solely from the Optimal Payments segment. The Company acquired WowWee in November 2007.

Net earnings for the third quarter ended September 30, 2008 were $1.71 million or $0.07 per diluted share compared to a net loss of $0.41 million or $(0.02) per share for the comparable period in 2007.

EBITDA for the third quarter ended September 30, 2008 was $9.30 million or $0.36 per diluted share compared to EBITDA of $1.73 million or $0.07 per diluted share for the comparable period in 2007.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before investment income, taxes, depreciation and amortization and excludes the impact of impairment loss, non-controlling interest and stock-based compensation. A reconciliation of Optimal s EBITDA is included in Annex A.

Renewal of Share Buyback Plan

Optimal s Board of Directors has approved the renewal of the Company s stock buyback program, which will expire on November 20, 2008. Optimal will be authorized under the renewed program to purchase up to 5% of the Company s outstanding Class A shares during the 12 months following the publication of a notice of intention in respect of the purchases. By making such purchases, the number of Class A shares in circulation will be reduced and the proportionate share interest of all remaining holders of Class A shares will be increased on a pro rata basis. Optimal intends to file a notice of intention in respect of its share buyback program in accordance with securities laws later this month.

Optimal Group Announces Third Quarter 2008 Results

Board of Directors

Following the recent completion of the Company s divestiture of the card-not-present business of its payment processing segment, Mr. Steve Shaper has retired from the Board of Directors. Mr. Shaper, formerly Chairman of Terra Payments Inc., was appointed to the Board in 2004 in conjunction with the Company s acquisition of Terra Payments. In addition, in connection with the continuing transformation of the Company away from the payments processing sector, Mr. Sydney Sweibel has also retired from the Board. Mr. Sweibel joined the Board in 2001. As a result of their retirement from the Board, the number of directors has decreased from nine directors to seven; there is no current intention of the Board to increase its number beyond seven members. The Company extends gratitude to Messrs. Shaper and Sweibel for their valued counsel and service to the Company and its shareholders.

Outlook

In light of the unfavourable economic environment, uncertain retail climate and the soft outlook for consumer spending, the Company is withdrawing its preliminary outlook for 2008. While operating in a difficult environment, the Company continues to focus on its strategic objectives for 2009. It has altered its distribution model in key overseas markets and will expand on the early success of its award-winning Alive product category. As well, the Company is encouraged by the initial results of its entry into the consumer products category with its Rovio mobile webcam product. The Company has also recently established its Think Wow Toys division, with a focus on lower price-point products based on classic and known licenses. Think Wow Toys should provide the Company with expanded distribution opportunities to retailers in the U.S. and abroad.

Legal Matters

Following announcements by the U.S. Attorney s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company, in March 2007, initiated discussions with the U.S. Attorney s Office and is in the process of responding to a voluntary request for information issued by the U.S. Attorney s Office.

As previously disclosed, Optimal Payments has received a request for information from the U.S. Attorney s Office in the Eastern District of New York pertaining to its former involvement in processing payment transactions for Internet pharmacies. Optimal Payments is currently in discussions with that Office relating to those processing activities.

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, Carlsbad, California, Brussels, Belgium and Montreal, Quebec. WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

Optimal Group Announces Third Quarter 2008 Results

Optimal Payments Corp., with operations in the United States. Optimal Payments Corp. processes credit card payments, primarily for small and medium-sized retail point-of-sale merchants.

For more information about Optimal, please visit the Company’s website at www.optimalgrp.com.

Gary Wechsler
Chief Financial Officer
Optimal Group Inc.
(514) 738-8885
gary@optimalgrp.com

Optimal Group Announces Third Quarter 2008 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects , intends , anticipates , plans , believes , seeks , estimates , or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our recently acquired WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee s products;
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2007.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the safe harbor provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.

Consolidated Balance Sheets

(Unaudited)

September 30, 2008 and December 31, 2007

(expressed in thousands of U.S. dollars)

	September 30, 2008	December 31, 2007

Assets

Current assets:
Cash and cash equivalents	$45,106	$47,193
Cash held as reserves	5,525	6,869
Short-term investments	1,216	12,477
Short-term investments held as reserves	1,795	1,710
Settlement assets	2,368	4,715
Accounts and other receivables	44,525	18,513
Inventories	21,394	3,103
Income taxes receivable and refundable investment tax credits	750	4,169
Prepaid expenses and deposits	1,809	1,958
Future income taxes	—	714

	124,488	101,421

Restricted cash	19,183	19,183
Property and equipment	7,753	4,670
Goodwill	42,220	66,210
Intangible assets	75,001	86,858
Future income taxes	—	6,200
Other asset	—	5,739

	$268,645	$290,281

Liabilities and Shareholders' Equity

Current liabilities:
Bank indebtedness	$12,620	$—
Accounts payable and accrued liabilities	66,475	47,083
Customer reserves and security deposits	20,193	21,324
Income taxes payable	7,887	7,251
Future income taxes	1,028	1,270

	108,203	76,928

Future income taxes	11,031	11,648

Shareholders’ equity:
Share capital	210,741	211,998
Warrants	2,696	2,696
Additional paid-in capital	33,257	29,561
Deficit	(95,799)	(41,066)
Accumulated other comprehensive loss	(1,484)	(1,484)

	149,411	201,705

	$268,645	$290,281

OPTIMAL GROUP INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

Periods ended September 30, 2008 and 2007

(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,

	2008	2007	2008	2007

Revenues	$79,562	$27,622	$152,391	$85,730

Expenses:
Transaction processing and cost of sales	54,062	17,404	100,125	54,173
Selling, general and administrative	14,175	7,614	40,608	21,088
Amortization of intangibles pertaining to transaction processing and cost of sales	4,852	3,066	14,448	9,402
Amortization of equipment pertaining to cost of sales	859	—	2,520	—
Amortization of equipment pertaining to selling, general and administrative	371	174	1,013	824
Stock-based compensation pertaining to selling, general and administrative	459	30	2,910	6,057
Research and development	1,468	584	4,218	1,848
Operating leases	561	292	1,521	806
Impairment loss	—	—	29,097	—

Earnings (loss) before undernoted item	2,755	(1,542)	(44,069)	(8,468)

Investment income	260	1,522	1,097	4,999

Earnings (loss) before income tax provision and non- controlling interest	3,015	(20)	(42,972)	(3,469)

Income tax provision	1,308	393	11,761	1,280

Earnings (loss) before non-controlling interest	1,707	(413)	(54,733)	(4,749)

Non-controlling interest	—	—	—	159

Earnings (loss) and comprehensive income (loss)	$1,707	$(413)	$(54,733)	$(4,908)

Weighted average number of shares:
Basic	25,829,090	23,866,604	25,882,946	23,855,987
Plus impact of stock options and warrants	—	—	—	411,423

Diluted	25,829,090	23,866,604	25,882,946	24,267,410

Earnings (loss) per share:
Net:
Basic	$0.07	$(0.02)	$(2.11)	$(0.21)
Diluted	0.07	(0.02)	(2.11)	(0.21)

OPTIMAL GROUP INC.

Consolidated Statements of Cash Flows
(Unaudited)

Periods ended September 30, 2008 and 2007

(expressed in thousands of U.S. dollars)

	Three months ended September 30,		Nine months ended September 30,

	2008	2007	2008	2007

Cash flows from (used in) operating activities:
Net earnings (loss)	$1,707	$(413)	$(54,733)	$(4,908)
Adjustments for items not affecting cash:
Non-controlling interest	—	—	—	159
Amortization	6,082	3,240	17,981	10,226
Gain on settlement of litigation	—	—	—	(1,612)
Impairment loss	—	—	29,097	—
Future income taxes	546	1,165	11,183	168
Stock-based compensation	459	30	2,910	6,057
Foreign exchange	(161)	(206)	(182)	(344)
Net change in operating assets and liabilities	(12,959)	2,749	(15,858)	(42,835)

	(4,326)	6,565	(9,602)	(33,089)

Cash flows from (used in) financing activities:
Repurchase of Class “A” shares	—	—	(471)	—
Proceeds from exercise of RSUs in OPIL	—	—	—	58
Proceeds from issuance of Class “A” shares	—	35	—	87
Increase in bank indebtedness	4,802	—	7,283	(8,581)

	4,802	35	6,812	(8,436)

Cash flows from (used in) investing activities:
Business acquisitions, net of cash	(6,534)	—	(6,534)	—
Purchase of equipment and intangible assets	(793)	(603)	(4,173)	(2,661)
Proceeds from maturity of short-term investments	1,167	—	11,261	71,621
Decrease in long-term receivables	—	39	368	401
Repurchase of OPIL ordinary shares	—	—	—	(16,463)
Transaction costs	(112)	—	(112)	(1,748)

	(6,272)	(564)	810	51,150

Effect of exchange rate changes on cash and cash equivalents during the period	(98)	206	(107)	361

(Decrease) increase in cash and cash equivalents	(5,894)	6,242	(2,087)	9,986

Cash and cash equivalents, beginning of period	51,000	107,666	47,193	103,922

Cash and cash equivalents, end of period	$45,106	$113,908	$45,106	$113,908

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

OPTIMAL GROUP INC.

Reconciliation of Non-GAAP Financial Information

(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008 Unaudited	2007 Unaudited	2008 Unaudited	2007 Unaudited

Net (loss) earnings	$1,707	$(413)	$(54,733)	$(4,908)

Add (deduct):
Amortization of intangibles pertaining to transaction processing and cost of sales	4,852	3,066	14,448	9,402
Amortization of equipment pertaining to selling, general and administrative	371	174	1,013	824
Amortization of equipment pertaining to cost of sales	859	—	2,520	—
Stock-based compensation pertaining to selling, general and administrative	459	30	2,910	6,057
Non-controlling interest	—	—	—	159
Investment income	(260)	(1,522)	(1,097)	(4,999)
Income tax provision	1,308	393	11,761	1,280
Impairment of goodwill	—	—	29,097	—

EBITDA	$9,296	$1,728	$5,919	$7,815

Diluted shares	25,829,090	23,866,604	25,882,946	24,267,410

EBITDA per diluted share	$0.36	$0.07	$0.23	$0.32